                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): November 14, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

             Nevada              0-19377             68-0140975
    (State of incorporation)   (Commission         (IRS Employer
                               File Number)     Identification No.)

      2121 Allston Way, Berkeley, California    94704
     (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:      (510) 649-3700

Item 2.  Acquisition or Disposition of Assets.

     On November 14, 1996, TCSI Corporation (the "Registrant") entered into an Asset Purchase and License Agreement (the "Agreement") with Atmel Corporation ("Atmel") pursuant to which Atmel purchased the assets and licensed the intellectual property associated with the business of the Registrant's Personal Communications Group ("PCG"). The PCG business consists of developing and implementing a portfolio of software products for communications semiconductor applications. Atmel delivered 335,000 shares of Atmel's Common Stock to the Registrant as the negotiated consideration pursuant to the Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (b)  Pro forma financial information.


                             TCSI Corporation
          PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                   Nine months ended September 30, 1996
                         (Unaudited-in thousands)


                                            Pro Forma
                                Historical Adjustments  Pro Forma
                                 --------    --------    --------
Revenues: (A)
  Services                      $ 34,380   $ (4,017)     $ 30,363
  Software licensing fees          8,504     (2,746)        5,758
  Equipment                        7,270          -         7,270
                                --------   ---------     --------

                                $ 50,154   $ (6,763)     $ 43,391
                                ========   =========     ========

Costs and expenses:
  Services (B)                    24,952     (2,334)       22,618
  Equipment                        6,810          -         6,810
                                --------   ---------     --------
                                $ 31,762   $ (2,334)     $ 29,428
                                ========   =========     ========



                             TCSI Corporation
          PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                       Year ended December 31, 1995
                         (Unaudited-in thousands)


                                            Pro Forma
                                Historical Adjustments  Pro Forma
                                 --------    --------    --------
Revenues: (A)
  Services                      $ 43,790   $ (9,423)     $ 34,367
  Software licensing fees         11,572     (2,221)        9,351
                                --------    --------     --------

                                $ 55,362   $(11,644)     $ 43,718
                                ========   =========     ========

Costs and expenses:
  Services (B)                    24,945     (5,817)       19,128
                                --------   ---------     --------

                                $ 24,945   $ (5,817)     $ 19,128
                                ========   =========     ========


                             TCSI Corporation
     Notes to Pro Forma Condensed Consolidated Financial Information
            For the nine months ended September 30, 1996 and
                   for the year ended December 31, 1995

1.   Description of transaction

     TCSI Corporation operates in one segment which provides integrated software products and services for the global telecom industry.

     On November 14, 1996, TCSI Corporation (the "Registrant") entered into an Asset Purchase and License Agreement with Atmel Corporation ("Atmel") pursuant to which Atmel purchased the assets and licensed the intellectual property associated with the business of the Registrant's Personal Communications Group ("PCG"). The PCG business consists of developing and implementing a portfolio of software products for communications semiconductor applications. Atmel delivered 335,000 shares of Atmel's Common Stock to the Registrant as the negotiated consideration pursuant to the Agreement.

     The value of the Common Stock received by the Registrant was approximately $10 million. Costs associated with this transaction approximated $2 million.

2.   Basis of presentation

     The accompanying pro forma financial statements are presented to provide information on the impact of the disposition of assets to the results of operations of the Registrant. Pro forma income statements have been provided for the nine months ended September 30, 1996 and the year ended December 31, 1995 as if the disposition had occurred on January 1, 1996 and 1995, respectively. A pro forma balance sheet has not been provided because the effect from the disposition on the Registrant's consolidated financial position was not significant.

     Pro forma adjustments to the historical financial information include adjustments to remove all revenues and the direct costs of the services and licensing provided for the Registrant's PCG business. No other adjustments to costs and expenses are presented as the effect from the disposition was not determinable because the Registrant operates in one segment. All pro forma adjustments to the income statements assume that the disposition was consummated at the beginning of each of the periods presented.

     The pro forma financial statements should be read in conjunction with the Registrant's financial statements in the Registrant's Annual Report on Form 10-K for 1995 and in the Registrant's Form 10-Q for the nine months ended September 30, 1996. The pro forma information does not purport to represent what the Registrant's results of operations would have been had operations been conducted without the Registrant's PCG business during the periods covered or to project the Registrant's results of operations for any future period.

3.   Pro forma adjustments

     Pro forma adjustments related to the income statements have been provided assuming the disposition was consummated on January 1 of the respective periods. Pro forma income statements adjustments are as follows:

     (A) Adjustment to reflect total revenues without revenues related to the Registrant's PCG business.

     (B) Adjustment to reflect direct cost of services without direct cost of services related to the Registrant's PCG business.

     (c)  Exhibits.

          2.1 Asset Purchase and License Agreement dated as of November 14, 1996, by and between TCSI Corporation and Atmel Corporation (with certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other attachments upon request by the Securities and Exchange Commission.

          99.1 Press release dated November 15, 1996.

                             TCSI Corporation

By: /s/Roger A. Strauch
    ----------------------
Roger A. Strauch
President, Chief Executive Officer, and
Chairman of the Board of Directors

Date: November 27, 1996

                            INDEX TO EXHIBITS


 Exhibit No.                     Description                     Page
 -----------     --------------------------------------------   ------

     2.1          Asset Purchase and License Agreement between    8
                  TCSI Corporation and Atmel Corporation

     99.1         Press release dated November 15, 1996           67


               ASSET PURCHASE AND LICENSE AGREEMENT

                             Between

                   TCSI CORPORATION ("SELLER")

                               AND

                   ATMEL CORPORATION ("BUYER")


                        November 14, 1996



TABLE OF CONTENTS                                      Page

ARTICLE 1-  PURCHASE AND SALE OF ASSETS                 1

1.1  Purchase and Sale                                  1
1.2  Description of Acquired Assets; Excluded Assets    1
1.3  Consents and Third-Party Licenses                  3
1.4  Assumption of Liabilities                          4
1.5  Intellectual Property License                      4

ARTICLE 2 - PURCHASE PRICE; CLOSING                     5

2.1  Purchase Price                                     5
2.2  Closing                                            6
2.3  Sales and Use Taxes                                7
2.4  Allocation                                         7

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER    7

3.1  Organization of Seller                             7
3.2  Due Authorization                                  7
3.3  Due Execution and Enforceability                   8
3.4  No Conflict                                        8
3.5  Consents and Approvals of Governmental Authorities 8
3.6  Seller Financial Statements                        8
3.7  Proprietary Rights and Ownership                   8
3.8  Restrictions on Business Activities                9
3.9  Capital Equipment and Hard Assets                  9
3.10 Title to Assets                                    9
3.11 Intellectual Property                              10
3.12 Contracts                                          10
3.13 Governmental Authorization                         11
3.14 Compliance with Applicable Laws                    11
3.15 Reliance Upon Seller's Representations             11
3.16 Material Adverse Effect                            11
3.17 Taxes                                              11
3.18 Brokers' or Finders' Fees                          12

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF BUYER     12

4.1  Organization of Buyer                              12
4.2  Due Authorization                                  12


4.3  Due Execution and Enforceability                   12
4.4  No Conflict                                        12
4.5  Consents and Approvals of Governmental Authorities 13
4.6  SEC Documents                                      13
4.7  Shares of Common Stock                             13
4.8  Brokers' or Finders' Fees                          13

ARTICLE 5 - COVENANTS RELATING TO CONDUCT OF BUSINESS   13

5.1  Ordinary Course                                    13
5.2  No Dispositions                                    14

ARTICLE 6 - ADDITIONAL AGREEMENTS                       14

6.1  Communications                                     14
6.2  Update to Disclosures                              14
6.3  Good Faith; Further Assurances                     14
6.4  PCG Business Transition                            15
6.5  Provision of Audited Financials                    15
6.6  Shareholder Agreement                              15
6.7  Transition Plan; PCG Employees                     15
6.8  Access to Information                              15
6.9  Confidentiality                                    16
6.10 Patent Property                                    16
6.11 Taxes                                              16
6.12 GSM Agreement                                      16

ARTICLE 7 - NONCOMPETITION                              17

ARTICLE 8 - CONDITIONS PRECEDENT                        17

8.1  Conditions to Obligations of Each Party            17
8.2  Additional Conditions to Obligations of Seller     18
8.3  Additional Conditions to the Obligations of Buyer  18

ARTICLE 9 -SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNITY; ESCROW                           19

9.1  Survival of Representations and Warranties         19
9.2  Indemnification by Buyer                           19
9.3  Indemnification by Seller                          19
9.4  Notice and Defense of Third-Party Claims           20
9.5  Limitation of Remedies                             20


9.6  Minimum                                            20
9.7  Escrow Arrangements                                21

ARTICLE 10  PAYMENT OF EXPENSES                         25

ARTICLE 11 TERMINATION, AMENDMENT AND WAIVER            26

11.1 Termination                                        26
11.2 Effect of Termination                              26
11.3 Amendment                                          26
11.4 Extension; Waiver                                  26

ARTICLE 12  GENERAL                                     27

12.1 Notices                                            27
12.2 Headings                                           27
12.3 Counterparts                                       27
12.4 Binding Nature                                     27
12.5 Merger                                             28
12.6 Bulk Sales                                         28
12.7 Incorporation of Schedules                         28
12.8 Applicable Law                                     28

ARTICLE 13 DEFINITIONS                                  28

13.1 Certain Definitions                                28
13.2 Other Definitions                                  29


                                SCHEDULES


Schedule 1       PCG Business
Schedule 1.2(a)  Capital Equipment and Hard Assets
Schedule 1.2(b)  Customer and Marketing Databases
Schedule 1.2(c)  Software, Software Tools and Databases
Schedule 1.2(d)  Component Design Databases
Schedule 1.2(e)  Component Testing Hardware, Software and Databases
Schedule 1.2(f)  Engineering Applications
Schedule 1.2(g)  Certain Licenses and Assigned Contracts
Schedule 1.2(i)  Trademarks, Trade Names and Brand Names
Schedule 1.2(j)  Patents and Patent Applications
Schedule 1.3     Consents and Third Party Licenses
Schedule 1.4     Assumed Liabilities
Schedule 2.4     Allocation of Purchase Price
Schedule 3.6     Seller Financial Statements
Schedule 3.7     Proprietary Rights and Ownership
Schedule 3.8     Restriction on Business Activities
Schedule 3.10    Title to Assets
Schedule 3.11    Intellectual Property
Schedule 3.13    Governmental Authorizations
Schedule 3.14    Compliance with Applicable Laws
Schedule 6.4     Summary of Obligations and Compensation Terms
                 (Requirements Schedule)
Schedule 6.7     PCG Employees


                                 EXHIBITS

Exhibit A -      Assignment and Assumption Agreement
Exhibit B -      Bill of Sale and General Assignment of the Acquired Assets
Exhibit C -      Patent Assignment
Exhibit D -      Trademark Assignment
Exhibit E -      Copyright Assignment
Exhibit F -      Shareholder Agreement


                   ASSET PURCHASE AND LICENSE AGREEMENT

     THIS ASSET PURCHASE AND LICENSE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of November 1996 by and between TCSI CORPORATION, a Nevada corporation ("Seller") and ATMEL CORPORATION, a California corporation ("Buyer").

                           W I T N E S S E T H:

     WHEREAS, Seller's Personal Communications Group ("PCG") conducts business as described in Schedule 1 attached hereto (such business sometimes being referred to herein as the "PCG Business"), and

     WHEREAS, Seller wishes to sell or license to Buyer and Buyer wishes to purchase or license, as the case may be, from Seller, on the terms and for the consideration hereinafter provided, substantially all of the assets, properties and intellectual property rights relating to the PCG Business; and

     WHEREAS, $1,000,000 shall be placed in escrow as security for Seller's indemnity obligations under this Agreement, and the release of such amount shall be subject to certain events and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:


                                ARTICLE 1

                       PURCHASE AND SALE OF ASSETS

     1.1 Purchase and Sale. Subject to the terms and conditions contained in this Agreement, Seller agrees to sell, license, assign, transfer and deliver to Buyer, as the case may be, and Buyer agrees to purchase and license, as the case may be, the assets described in Section 1.2 below on the Closing Date (as defined in Section 2.2 hereof) free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "Liens"), except as set forth on Schedule 3.7 and 3.11.

     1.2 Description of Acquired Assets; Excluded Assets. Subject to the last paragraph of this Section 1.2, at the Closing (as defined in Section
2.2 hereof), Seller shall sell and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in the following:

          (a) Capital Equipment and Hard Assets. All capital equipment and other hard assets listed on Schedule 1.2(a) attached hereto;

          (b) Customer and Marketing Databases. All customer and marketing databases listed on Schedule 1.2(b) attached hereto;

          (c) Software, Software Tools and Databases. All software products, software tools and databases listed on Schedule 1.2(c) attached hereto;

          (d) Component Design Databases. All component design databases listed on Schedule 1.2(d) attached hereto;

          (e) Component Testing Hardware, Software and Databases. All component testing hardware, software and databases listed on Schedule 1.2(e) attached hereto;

          (f) Engineering Applications. All engineering applications listed on Schedule 1.2(f) attached hereto;

          (g) Certain Licenses and Assigned Contracts. The agreements, licenses, instruments, undertakings, or commitments set forth on Schedule 1.2(g) attached hereto, including Seller's contract rights and any accrued or contingent claims of Seller for reimbursement or refund attached or incident thereto (the "Assigned Contracts"); provided that Buyer shall have no obligation pursuant to any of the Assigned Contracts which by their terms require a consent to assignment unless and until such consent is obtained or Buyer and Seller have reached a reasonable arrangement in writing with respect to such obligations in accordance with Section 1.3;

          (h) Products Under Development. All design specifications for any and all products under development;

          (i) Trademarks, Trade Names and Brand Names. All trademarks, trade names, brand names, trade dress, product names and other identifying marks or packaging relating to the PCG Business listed on Schedule 1.2(i);

          (j) Patents and Patent Applications. All patents and patent applications listed on Schedule 1.2(j) attached hereto;

          (k) Seller's rights in all licenses of Intellectual Property (as defined in Section 1.5) pursuant to which Seller is the licensor;

          (l) all of Seller's rights and ownership of all existing software products included in the Acquired Assets (the "Products"), including but not limited to those listed on Schedule 1.2(c), any other computer programs developed or under development by the PCG Business, and all copies of the Products (including revisions and updates in process), and all technical, design, development, installation, operation and maintenance information concerning the Products, including source code, source documentation, source listings and annotations, engineering notebooks, test data and test results, as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution of the Products;

          (m) all of Seller's claims against any parties relating to any right, property or asset included in the Acquired Assets, or against any party to an Assigned Contract, including without limitation, unliquidated rights under manufacturers' and vendors' warranties or guaranties; and

          (n) all of Seller's rights (including, without limitation, any leasehold interests) under any Assigned Contract set forth on Schedule 1.2(g);

provided, however, that with respect to those Acquired Assets (as herein defined) which are delivered to Seller by remote telecommunication or other similar method Buyer shall not take title or possession of any tangible manifestation of such Acquired Assets; and provided further that such tangible manifestations to be retained by Seller shall not represent title to intellectual property. Buyer agrees not to request to take possession of any intangible Acquired Asset by other than remote telecommunication means unless expressly agreed in writing by Seller.

The items, property and rights described in (a) through (n) above shall be collectively referred to as the "Acquired Assets"; provided, however, that the Acquired Assets do not include any items described in items (a) through
(g) above that are sold or consumed in the ordinary course of business after the date hereof but prior to the Closing consistent with Article 5 hereof.

          Without limiting the generality of this Section 1.2, the Acquired Assets shall not include the following assets (such excluded assets constituting, collectively, "Excluded Assets"):

          (i) cash or accounts receivable relating to the PCG Business;

          (ii) any rights under current customer contracts of the PCG
Business described in Schedule 6.4 and the previous      customer contracts
of the PCG Business (collectively, the "Customer Contracts");

          (iii) all real property, whether owned or leased, used in the PCG
Business, including the real property set forth in      Schedule 3.10(a);

          (iv) the Intellectual Property licensed to Buyer pursuant      to
Section 1.5; and

          (iv) the TCSI logo.

     1.3 Consents and Third-Party Licenses. To Seller's knowledge, Schedules 1.2(g) and 1.3 attached hereto set forth all consents or licenses of third parties required for Seller to sell, license, sublicense, assign or transfer its rights in the Acquired Assets to Buyer. If any consent or license identified on Schedule 1.2(g) or 1.3 is not obtained and the transactions contemplated hereby are consummated, Seller agrees to use its best efforts at Seller's cost after the Closing Date and until such consent or license is obtained and to cooperate with Buyer in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Buyer all of the benefits of Seller under such Acquired Asset (including enforcement of any such agreement for the benefit of Buyer) and any and all rights of Seller arising out of the breach or cancellation of such Acquired Asset.

     1.4  Assumption of Liabilities.

          (a) Buyer shall not assume any liabilities or obligations of Seller except for those liabilities and obligations which Buyer expressly assumes pursuant to this Section 1.4. Without limiting the foregoing, it is expressly agreed that Buyer shall not assume any liabilities for (i) employment, income, sales (other than as contemplated by Section 2.3), property or other taxes incurred or accrued by Seller, whether or not relating to the Acquired Assets, or (ii) any accrued salary, vacation, severance, health benefits or any other employee benefits pertaining to employees of Seller who are made offers of employment by Buyer. Seller will indemnify and hold Buyer harmless from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Buyer or any of its affiliates related to or arising out of any liabilities or obligations of Seller, except for those liabilities or obligations expressly assumed by Buyer in this Section 1.4 and Section 2.3.

          (b) Effective from and after the Closing, Buyer shall assume and agree to pay, discharge or perform, as appropriate, (i) Seller's obligations under the Assigned Contracts listed on Schedule 1.2(g) attached hereto, (ii) the sales taxes payable by Buyer pursuant to Section 2.3,
(iii) all liabilities and obligations listed on Schedule 1.4 attached hereto and (iv) any and all liabilities and obligations relating to the ownership, use or operation of the Acquired Assets by Buyer arising after the Closing (collectively, the "Assumed Liabilities"), provided that Buyer shall have no obligation pursuant to any of the Assigned Contracts or the liabilities and obligations listed on Schedule 1.4 attached hereto which by their terms require a consent to assignment unless and until such consent is obtained or Buyer and Seller have reached a reasonable arrangement in writing with respect to such obligations in accordance with Section 1.3.

     1.5  Intellectual Property License.

          (a) In conjunction with the transfer and assignment of the Acquired Assets and subject to the conditions contained herein, on the Closing Date Seller hereby grants to Buyer an perpetual, irrevocable, worldwide exclusive license (including as against Seller and its affiliates) in its Intellectual Property (defined below); provided however, that such license shall be subject to and shall not impair all existing licenses of such Intellectual Property. In conjunction with the foregoing license, Seller agrees to execute, at Buyer's expense, such instruments and documents as Buyer may reasonably request. "Intellectual Property" means all patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by Seller or any of its employees in the course of their employment by Seller and that pertain to or are used in connection with the activities of the PCG Business, or that are relevant to the development of the PCG Business or to the performance by the products of the PCG Business of their intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing. Notwithstanding the foregoing, "Intellectual Property" shall not include (i) any Intellectual Property that contains proprietary information of Seller's customers or (ii) third party software that prohibits the transfer of such software. In addition, subject to Article 7, it is agreed that Seller shall be permitted to utilize the Intellectual Property solely to the extent reasonably necessary to satisfy its obligations under the Customer Contracts.

          (b) If Buyer obtains any proprietary information of Seller's customers pursuant to this Agreement, Buyer shall hold such information confidential, refrain from using such information and delivery such information promptly to Seller.

          (c) Seller agrees not to modify, amend or expand the provisions of any existing Intellectual Property licenses without the prior consent of Buyer, which consent shall not be unreasonably withheld. Seller agrees promptly to forward to Buyer all future royalty payments received by Seller under its existing licensing agreements.

          (d) As security for Buyer's license in the Intellectual Property described in Section 1.5(a), Seller hereby grants to Buyer a security interest in the Intellectual Property covered by such license. Seller shall assist Buyer in executing and filing the necessary uniform commercial code statements and continuation statements relating to the perfection of such security interest.

                                ARTICLE 2

                         PURCHASE PRICE; CLOSING

     2.1  Purchase Price.

          (a) Payment of Purchase Price. As consideration for the sale, assignment, transfer, license and delivery of the Acquired Assets by Seller to Buyer. Buyer, on the terms and conditions set forth herein, shall deliver to Seller 335,000 shares of Buyer's Common Stock (the "Buyer's Shares"). An amount equal to $1,000,000 will be deposited in accordance with Article 9 as security for Seller's indemnity obligations under Article 9 hereof.

          (b) Adjustment of Buyer's Shares. If, between the date of this Agreement and the Closing Date, the outstanding shares of Buyer's Common Stock shall have been changed into a different number of shares or a different class by reason of any recapitalization, stock dividend, split-up, combination, exchange of shares or readjustment, the number of Buyer's Shares shall be correspondingly adjusted.

          (c) Fractional Shares. No fractional shares of Buyer's Common Stock shall be issued, but in lieu thereof Seller shall receive from Buyer an amount of cash equal to the value of the fractional share.

     2.2  Closing

               (a) Date. The Closing under this Agreement (the "Closing") shall be held on November 14, 1996, provided that the conditions precedent specified in this Agreement have been satisfied. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 10:00 A.M. on such date, or at such other time and place as Buyer and Seller may agree upon in writing.

          (b) Closing Deliveries. At the Closing, Buyer shall deliver either the certificate(s) representing the Buyer's Shares registered in Seller's name and in such denominations as Seller may reasonably request or a copy of its letter to the Buyer's transfer agent requesting the issuance of such certificate(s). At the Closing, Seller shall deliver to Buyer such transfer documents as Buyer may reasonably request, with the transfer thereunder being effective without further action on November 18, 1996. On November 18, 1996, Seller, through its officers, agents and employees, will put Buyer into full possession and enjoyment of all tangible Acquired Assets, terms FOB Seller. At the Closing, Seller shall commence delivery to Buyer of those Acquired Assets identified by Buyer to be delivered by remote telecommunication or such other method as Buyer in its sole discretion directs.

          (c)  Delivery.  At the Closing or the time otherwise indicated:

               (i) Buyer shall deliver to Seller an instrument of assumption of liabilities in substantially the form of Exhibit A hereto by which Buyer shall assume the Assumed Liabilities as of the Closing;

                (ii) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer good title to all the Acquired Assets free and clear of any and all Liens, including, without limitation, a Bill of Sale and General Assignment of the Acquired Assets in substantially the form attached hereto as Exhibit B;

               (iii) Within 10 days of Closing, Seller shall deliver to Buyer Patent Assignments in substantially the form attached hereto as Exhibit C;

               (iv) Within 10 days of Closing, Seller shall deliver to Buyer Trademark Assignments in substantially the form attached hereto as Exhibit D; and

               (v) Within 10 days of Closing, Seller shall deliver to Buyer a Copyright Assignment in substantially the form attached hereto as Exhibit E.

          (d) Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all the Acquired Assets, and all property, rights, privileges, powers and franchises of Seller relating thereto, the officers of Seller are fully authorized in the name Seller or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

     2.3 Sales and Use Taxes. The sales, use and transfer taxes arising out of the transfer of the Acquired Assets (the "Transfer Taxes"), shall be determined at Closing based on the Allocation described in Section 2.4 and shall be borne equally by Buyer and Seller. To the extent permitted by law, Seller and Buyer shall cooperate fully in minimizing Transfer Taxes, which the parties hereto estimate (based on a preliminary analysis of the assets to be transferred) to be approximately $100,000. To the extent a taxing authority provides notice to Seller of an audit of the Transfer Taxes, Seller shall immediately notify Buyer and Buyer and Seller shall jointly assume responsibility for such audit and each of Buyer and Seller shall pay when due 50% of any additional Transfer Taxes (plus interest and penalties) ultimately assessed with respect to the transactions contemplated by this Agreement. Buyer and Seller shall have joint authority to control, settle or defend any proposed adjustment to the Transfer Taxes and Buyer and Seller shall cooperate fully in the defense or settlement of any proposed adjustment to Transfer Taxes.

     2.4 Allocation. The purchase price and license fee shall be allocated in accordance with Schedule 2.4. Each of the parties hereto agrees to report this transaction for state and federal tax purposes in accordance with such allocation.

                                ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by Seller to Buyer (the "Disclosure Schedule"), as of the date hereof and as of the Closing Date as follows:

     3.1 Organization of Seller. Seller is a corporation duly incorporated and validly existing under the laws of the State of Nevada and has full corporate power and authority to carry on the PCG Business as it is now being conducted and to own the Acquired Assets. Seller is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of the Acquired Assets or the conduct of the PCG Business requires such qualification, except where the failure to so qualify or be licensed would not have a material adverse effect on the business or financial condition of the PCG Business.

     3.2 Due Authorization. Seller has the corporate power and authority to execute and deliver this Agreement, and each document, instrument or agreement contemplated hereby, including but not limited to the documents delivered at Closing, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action.

     3.3 Due Execution and Enforceability. This Agreement, and each document, instrument or agreement executed pursuant to this Agreement by Seller, including but not limited to the documents delivered at Closing, have been duly executed and delivered by Seller, and assuming due authorization, execution and delivery by Buyer, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Seller, including but not limited to the documents delivered at Closing, constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

     3.4 No Conflict. The execution and delivery of this Agreement, and each document, instrument or agreement executed pursuant to this Agreement, including but not limited to the documents delivered at Closing, and the performance of Seller's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the articles of incorporation or bylaws of Seller, or, except as provided in Schedule 1.2(g), any material contract, agreement or commitment binding upon Seller or any of the Acquired Assets; and (ii) will not, to the best knowledge of Seller, conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Seller or any of the Acquired Assets.

     3.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and each document, instrument and agreement executed pursuant to this Agreement.

     3.6  Seller Financial Statements6  Seller Financial Statements.
Schedule 3.6 sets forth the PCG's statement of income for the nine-month period ended September 30, 1996 (the "PCG Financials"). The PCG Financials have been prepared in good faith applied on a basis consistent throughout the period indicated and generally consistent with the Seller's consolidated financial statements. The PCG Financials present fairly the operating results of the PCG Business during the period indicated therein, subject to normal year-end consolidation adjustments, which are not material. Seller does not maintain separate divisional balance sheets.

     3.7  Proprietary Rights and Ownership7  Proprietary Rights and
Ownership.

          (a) Ownership. Subject to Schedules 1.2(g) and 1.3, Seller owns or possesses licenses or other rights to use the Acquired Assets and the intellectual property licensed pursuant to Section 1.5 (collectively referred to as "Proprietary Rights") and has the rights to sell, assign, transfer, license and deliver, as applicable, such Proprietary Rights as contemplated herein.

          (b)  No Infringement.  Except as set forth in Schedules 3.7 and
3.11 attached hereto, to the best knowledge of Seller, the Proprietary Rights do not infringe, and no one has asserted to Seller that such rights infringe, any proprietary rights owned, possessed or used by any third party. Except as set forth on Schedule 3.7, there are no claims, disputes, actions, proceedings, suits or appeals pending against Seller with respect to any Proprietary Rights and, to the knowledge of Seller, none has been threatened against Seller. Except as set forth in Schedules 3.7 and 3.11, to the best knowledge of Seller, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Seller does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the design, development, manufacture, use, sale and other disposition of any or all products in the PCG Business and services presently being used, furnished or sold in the conduct of the business of the PCG Business as it has been and is now being conducted.

          (c) Effective Transfer of Necessary Rights. Except as set forth in Schedules 1.3, 3.7 and 3.11, by means of this Agreement, together with the documents, instruments and agreements contemplated hereby, Seller will transfer to Buyer good and marketable title to all Acquired Assets and the related Proprietary Rights. Except as set forth in Schedules 1.3, 3.7 and 3.11, by means of the license in Section 1.5, together with the documents, instruments and agreements contemplated thereby, Seller will transfer to Buyer a good and valid license to the Intellectual Property and the related proprietary rights covered thereby. Except as set forth in Schedules 1.3 and 3.7, the Acquired Assets and the related proprietary rights sold to Buyer pursuant to this Agreement and the Intellectual Property and related Proprietary rights licensed to Buyer pursuant to this Agreement, and the documents, instruments and agreements contemplated hereby and thereby, will transfer all necessary assets and intellectual property rights required by Buyer to conduct the PCG Business.

     3.8 Restrictions on Business Activities. Except on Schedule 3.8, there is no agreement, commitment, judgment, injunction, order or decree binding upon Seller, the Acquired Assets or, to Seller's knowledge, any employee of Seller, which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any use by Buyer of the Acquired Assets following the Closing to the extent used in the manner generally used prior to the Closing Date.

     3.9 Capital Equipment and Hard Assets. All tangible assets and equipment listed on Schedule 1.2(a) are in substantially good condition and repair and are adequate for the uses to which they are being put or would be put in the ordinary course of business consistent with industry standards; all of the tangible assets will be transferred to Buyer without any liens or encumbrances.

     3.10 Title to Assets.

          (a) Schedule 3.10(a) sets forth a list of all real property currently leased by Seller relating to the Acquired Assets, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Seller has good and valid title to, or, in the case of leased properties, valid leasehold interests in, all of the Acquired Assets, free and clear of any Liens, except as reflected in Schedule 3.10(b).

     3.11 Intellectual Property.

          (a) Seller owns a valid right or license to use the Intellectual Property being used or held for use to conduct the activities of the PCG Business, and to the best knowledge of Seller the conduct of the activities of the PCG Business currently and in the past does not conflict with and has not conflicted with Intellectual Property rights of others. Except as set forth on Schedule 3.11, all Intellectual Property used or held for use in the conduct of the activities of the PCG Business owned by Seller is so owned free and clear of all Liens and no other person, including without limitation any present or former employee, officer or director of Seller, has any right whatsoever therein. To the best knowledge of Seller, neither Seller nor any present or former employee thereof has violated or, by conducting the activities of the PCG Business in the ordinary course consistent with past practice would violate, any of the Intellectual Property rights of any other person or entity. Seller does not have any obligation to compensate any person or entity for the use of any Intellectual Property relating to the Acquired Assets. Except as set forth in Schedule 3.11, Seller has not granted to any person or entity any license, option or other rights to use in any manner any Intellectual Property relating to the Acquired Assets whether requiring the payment of royalties or not.

          (b) Except as set forth on Schedule 3.11, Seller has all right, title and interest in and to the software products and the software technology and related documentation included in the Acquired Assets (the "Software"). Except as set forth on Schedule 3.11, no person or entity other than Seller owns any right, title or interest in the Software including, without limitation, any right to manufacture, use, copy, distribute or sublicense any object code or source code thereof. Except as set forth on Schedule 3.11, the Software is (i) not subject to any Liens,
(ii) not subject to any pending or, to Seller's best knowledge, threatened challenge of infringement of the rights of others, nor to the best knowledge of Seller is there any basis for a challenge of infringement of any such rights of others, and (iii) freely transferable and assignable to Buyer.

     3.12 Contracts.  Each of the Assigned Contracts referred to on
Schedule 1.2(g) to this Agreement, except as set forth in Schedule 1.2(g), is a legal, binding and enforceable obligation by or against Seller, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Except as set forth in Schedule 1.2(g), Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement required to be set forth in Schedule 1.2(g). Each Assigned Contract is in full force and effect and, except as otherwise disclosed in Schedule 1.2(g), is not subject to any default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto. Seller has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Assigned Contract as are required to assign all rights and benefits thereunder to Buyer as of the Closing.

     3.13 Governmental Authorization. Schedule 3.13 accurately lists each material consent, license, permit, grant or other authorization issued to Seller by a Governmental Entity (i) pursuant to which Seller currently operates or holds any interest in any of the Acquired Assets or (ii) which is required for the operation of the activities of the PCG Business or the holding of any such interest (herein collectively called "PCG Authorizations"), which PCG Authorizations are in full force and effect and constitute all PCG Authorizations required to permit Seller to operate or conduct the activities of the PCG Business or hold any interest in the Acquired Assets. No Governmental Entity has at any time notified Seller of any challenge or question regarding the legal right of Seller to manufacture, offer or sell any of the products of the PCG Business in the present manner or style thereof.

     3.14 Compliance with Applicable Laws. Seller has complied in all material respects with all laws, regulations, rules and orders (including those relating to environmental matters) of each court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity") applicable to it which relate to the Acquired Assets, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the PCG Business. Except as set forth in
Schedule 3.14, Seller has not received any written notice of any asserted violation of any such laws, regulations, rules or orders. Seller has not received any written notice that any investigation or review by any Governmental Entity with respect to the PCG Business is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review would not have a material adverse effect on the business or financial condition of the PCG Business.

     3.15 Reliance Upon Seller's Representations. Seller understands that the Buyer's Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Buyer's reliance on such exemption is based on Seller's representations set forth in the Shareholders Agreement attached hereto as Exhibit F.

     3.16 Material Adverse Effect16 Material Adverse Effect. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller which reasonably would be expected to have a material adverse effect on the PCG Business or Acquired Assets that has not been set forth in this Agreement and the Schedules hereto, except those facts concerning general economic, legislative, regulatory or other matters such as may generally impact all businesses of the type operated by Seller.

     3.17 Taxes. To the extent a failure to do so would materially and adversely affect Buyer, the Acquired Assets or Buyer's use of the Acquired Assets, (i) Seller has timely filed within the time the period for filing or any extension granted with respect thereto, all federal, state, local and foreign tax returns, reports and estimates ("Returns") which it is required to file relating or pertaining to any and all taxes attributable to or levied upon the Acquired Assets, and (ii) paid any and all taxes it is required to pay in connection with the taxable periods to which such Returns relate. There are (and immediately following the Closing there will be) no Liens or similar encumbrances on the Acquired Assets relating or pertaining to taxes, except with respect to taxes not yet due and payable. Seller has no knowledge of any basis for the assertion of any material claims which, if adversely determined, would result in a Lien or other encumbrance on the Acquired Assets or otherwise materially and adversely affect Buyer or the Acquired Assets.

     3.18 Brokers' or Finders' Fees. Seller is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement, the nonpayment of which could result in the placement of a lien or other encumbrance on the Acquired Assets, or a claim against Buyer or its affiliates.

                                ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

     4.1 Organization of Buyer. Buyer is a corporation duly incorporated and validly existing under the laws of the State of California and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

     4.2 Due Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement and each document, instrument or agreement contemplated hereby, including but not limited to the documents to be delivered by it at Closing, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action.

     4.3 Due Execution and Enforceability. This Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer, including but not limited to the documents to be delivered at Closing, have been duly executed and delivered by Buyer, and assuming due authorization, execution and delivery by Seller, this Agreement and each document, instrument or agreement executed pursuant to this Agreement by Buyer, including but not limited to the documents to be delivered at Closing, constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

     4.4 No Conflict. The execution and delivery of this Agreement and each document, instrument or agreement executed pursuant to this Agreement, including but not limited to the documents to be delivered at Closing, and the performance of Buyer's obligations hereunder and thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the articles of incorporation or bylaws of Buyer, or any material contract, agreement or commitment binding upon Buyer or any of its assets or properties; and (ii) will not, to the knowledge of Buyer, conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Buyer or any of its assets or properties.

     4.5 Consents and Approvals of Governmental Authorities. No consent, approvals or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and each document, instrument and agreement executed pursuant to this Agreement.

     4.6 SEC Documents. Buyer has made available to Seller a true and complete copy of Buyer's Form 10-K for the year ended December 31, 1995 and Form 10-Q for the three and nine months ended September 30, 1996 and Buyer's definitive proxy statement dated March 15, 1996 (the "Buyer SEC Documents"). As of their respective filing dates, Buyer has made all necessary SEC filings, the Buyer SEC Documents comply in all material respects with the requirements of the Exchange Act, and none of the Buyer SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.7 Shares of Common Stock. The shares of Buyer's Common Stock, when issued and delivered to Seller in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and Buyer will promptly make application to list such shares on the Nasdaq National Market.

     4.8 Brokers' or Finders' Fees. Buyer is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement, the nonpayment of which could result in the placement of a lien or other encumbrance on the Acquired Assets, or a claim against Buyer or its affiliates.


                                ARTICLE 5

                COVENANTS RELATING TO CONDUCT OF BUSINESS

     During the period from the date of this Agreement and continuing until the Closing Date, Seller agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) that:

     5.1 Ordinary Course. Seller shall carry on the business of the PCG Business in the usual, regular and ordinary course, including the payment of all state and federal taxes, in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact the PCG Business's present business organization, will use its reasonable efforts to keep available the services of the PCG Business's present key employees and preserve the PCG Business's relationships with present and potential customers, suppliers and others having business dealings with the PCG Business to the end that the PCG Business's goodwill and ongoing businesses shall be unimpaired at the Closing; provided, however that Seller shall not without Buyer's express written consent enter into any long-term supply or volume purchase commitments.

     5.2 No Dispositions. Seller shall not sell, lease, encumber or otherwise dispose of any of the assets of the PCG Business, individually or in the aggregate, except in the ordinary course of business consistent with prior practice, without the prior written consent of Buyer.

                                ARTICLE 6

                          ADDITIONAL AGREEMENTS

     6.1 Communications. Between the date hereof and the Closing Date, neither Seller nor Buyer will furnish any communication to its shareholders or to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall be prompt and not be unreasonably withheld, and subject to each party's compliance with applicable law.

     6.2 Update to Disclosures. Without limiting either party's right to rely on the representations and warranties as set forth herein, each of Buyer and Seller shall provide the other party with updates to the disclosures provided or made available to the other party as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Article 3 and Article 4 true and correct as of the date of this Agreement.

     6.3 Good Faith; Further Assurances. Each party shall act in good faith in an attempt to cause to be satisfied the conditions precedent to this Agreement, including obtaining any consent or license identified in
Schedule 1.3. Each party will act in good faith and take all reasonable action to include all items on Schedules 1.2(a)-(n) to this Agreement which were intended by the parties to be so included therein to the extent they are discovered after the date hereof and before the Closing Date and to take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement. Each party, upon the request of the other party from time to time after Closing, shall execute and deliver, and use their reasonable efforts to cause other persons to execute and deliver, to the other party all such further documents and instruments, and will do or use their reasonable efforts to cause to be done such other acts, as either party may reasonably request, more completely to consummate and make effective the transactions contemplated hereby. After the Closing Date, Seller shall endeavor in good faith to provide, consistent with any contractual limitations, the information required by Buyer necessary to understand and enforce the rights it may have with respect to Intellectual Property under the Customer Contracts.

     6.4 PCG Business Transition. Buyer and Seller shall use their best efforts to finalize a transition plan as soon as reasonably practicable following the date hereof. Buyer agrees to perform the obligations under the Customer Contracts retained by Seller as described in Schedule 6.4. Seller agrees to provide within 30 days after the Closing Date a schedule (a "Requirements Schedule") setting forth in reasonable detail an estimate of the man-hours and other efforts required to complete such obligations. Promptly after the beginning of each month following delivery of the initial Requirements Schedule, Seller shall deliver to Buyer a revised Requirements Schedule in form and scope consistent with the initial Requirements Schedule. As compensation for such services, Seller agrees that Buyer shall receive the compensation specified in Schedule 6.4 (it being understood that Buyer shall be obligated to pay for any direct costs related to earning such compensation up to the amount of such compensation). If the actual man-hours and efforts required of Buyer to complete the Schedule 6.4 obligations are in excess of from those set forth in the initial Requirements Schedule, Buyer and Seller shall negotiate in good faith to provide additional fair compensation to Buyer.

     6.5 Provision of Audited Financials. The parties acknowledge that audited financials have never been prepared and are not currently available for the PCG Business. In the event Buyer shall be required under the rules and regulations of the SEC to file, or include in any filing otherwise required to be filed by it under the Exchange Act, historical audited financial statements (the "Financial Statements") of the PCG Business or the Acquired Assets, then Buyer shall notify Seller in writing of such requirement and provide a detailed statement of all financial statements so required by Buyer. Seller shall cause its independent auditors to assist Buyer in preparing such Financial Statements, provided that Buyer shall pay all of the reasonable fees charged and disbursements incurred by Seller's independent auditors in connection with the preparation of such Financial Statements. In connection with any claim for reimbursement, Seller shall provide Buyer with a copy of the auditor's invoice (including such fees and disbursements). Buyer shall promptly pay such invoice after receipt thereof.

     6.6 Shareholder Agreement. Buyer and Seller shall enter into the Shareholder Agreement in the form attached hereto as Exhibit F, which will become effective upon the Closing.

     6.7  Transition Plan; PCG Employees.   Promptly after Closing, Buyer
will make offers of employment to the PCG employees of Seller who are identified on Schedule 6.7 hereto. Such offers of employment will provide that the employees will have an "at will" employment relationship (commencing on and after November 18, 1996) with Buyer and will be entitled to participate in the employee benefit plans generally available to Buyer's employees. The Buyer shall not assume, and the Seller shall indemnify Buyer against, any and all obligations of Seller to such persons accepting employment with Buyer arising as a result of their employment with Seller prior to November 18, 1996 including, without limitation, all obligations and liabilities related to salary, commissions, bonus or other performance-based compensation, accrued vacation, severance or any other employee benefits of any kind whatsoever.

     6.8 Access to Information. Seller shall afford Buyer and its accountants, counsel and other representatives, full access during normal business hours during the period prior to the Closing Date to (a) all of Seller's properties, books, commitments and records relating to the Acquired Assets, (b) the employees and suppliers of the PCG Business and
(c) all other information concerning the business, properties and personnel (subject to restrictions imposed by contract or applicable law) of the PCG Business as Buyer may reasonably request. Seller agrees to maintain and retain any and all information regarding the PCG Business operations on or prior to the Closing Date necessary for Buyer to calculate the availability to it of tax credits for research activities under Section 41 of the Internal Revenue Code of 1986. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No informa tion or knowledge obtained in any investigation pursuant to this Section 6.8 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereunder.

     6.9 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Sections 2.3 or 6.8, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto, (g) required under the rules and regulations of the SEC to filed, or included in any filing otherwise required to be filed by Seller or Buyer under the Exchange Act or (h) any press release that describes the general provisions of the Agreement and is mutually acceptable to Buyer and Seller.

     6.10 Patent Property. With respect to all patent rights, patents and patent applications constituting part of the Acquired Assets (the "Transferred Patents"), at the request of Buyer, Seller shall use all reasonable efforts to assist Buyer in the preparation, filing, prosecution, and maintenance of the Transferred Patents at Buyer's expense except for the value of time of Seller's employees. To the extent that any named inventors of the Transferred Patents remain employees of Seller, Seller shall use reasonable efforts to make the named inventors available to Buyer for the purposes of preparing, filing, prosecuting, and maintaining Transferred Patents.

     6.11 Taxes. Subject to Section 2.3, Seller shall be responsible for and pay when due all taxes attributable to or levied or imposed upon the Acquired Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date. Subject to Section 2.3, Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all tax returns required to be filed in connection with the Acquired Assets.

     6.12 GSM Agreement. Buyer and Seller agree that the GSM contract between Buyer and Seller shall be canceled upon the Closing without any further action on the part of Buyer and Seller.

                                ARTICLE 7

                              NONCOMPETITION

     In consideration for the amount received under this Agreement, from and after the Closing Date, neither Seller nor any of its more than 50% owned subsidiaries, or similarly controlled entities, shall, during the period commencing on the Closing Date and ending on the completion of the fifth (5th) full year after the Closing Date:

          (a) Manufacture, sell or design for a third party, or grant licenses with the purpose of assisting a third party to manufacture or sell, any products competing with or similar to those products of the PCG Business;

          (b) Act as a reseller or distributor of any products competing with or similar to those products of the PCG Business;

          (c) Invest in any company the majority of whose revenues are derived from products competing with or similar to those products of the PCG Business if Seller's aggregate holdings would exceed five percent (5%) of the outstanding voting securities of such company as to a publicly-traded company, or ten percent (10%) as to a private company; or

          (d) Otherwise engage, or participate in any business or entity that engages or participates in the design, development, production, marketing, sales or service of any product that competes with products of the PCG Business.

It is understood that the sale of products and services not competing with the products of the PCG Business to entities otherwise engaged or participating in a business which competes with the PCG Business shall not violate the provisions of this Article 7. This covenant not to compete shall terminate immediately and automatically in the event that the Buyer shall no longer engage in the PCG Business. This covenant not to compete shall not apply to Seller's use of the Intellectual Property solely to the extent reasonably necessary to satisfy its obligations under the Customer Contracts retained by Seller.

                                ARTICLE 8

                           CONDITIONS PRECEDENT

     8.1 Conditions to Obligations of Each Party. The obligations of each party to this Agreement to effect the transactions contemplated hereby shall be subject to the filing, occurrence or receipt of all authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, on or prior to the Closing Date unless waived by both Buyer and Seller.

     8.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

          (a) Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date. Seller shall have been provided with a certificate duly executed on behalf of Buyer by its chief financial officer to such effect as of the Closing Date.

          (b) Third Party Consents. Any and all consents, waivers, and approvals required from third parties relating to the Assigned Contracts so as to assign all rights of Seller thereunder to Buyer as of the Closing shall have been obtained.

          (c) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Acquired Assets, or limiting or restricting Buyer's ability to carry on the activities and operations of the PCG following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

     8.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

          (a) Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality) on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date. Buyer shall have been provided with a certificate executed on behalf of Seller by its Chief Financial Officer to such effect as of the Closing Date.

          (b) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the Acquired Assets.

          (c) Third Party Consents. Any and all consents, waivers, and approvals required from third parties relating to the Assigned Contracts so as to assign all rights of Seller thereunder to Buyer as of the Closing shall have been obtained.

          (d) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Acquired Assets, or limiting or restricting Buyer's ability to carry on the activities and operations of the PCG following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

                                ARTICLE 9

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; ESCROW

     9.1 Survival of Representations and Warranties. All of Buyer's and Seller's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Disclosure Schedules) shall survive the Closing and continue until 5:00 p.m., California time until the date which is one year following the date of this Agreement (the "Expiration Date").

     9.2 Indemnification by Buyer. Except as otherwise expressly provided in this Article 9, Buyer shall defend, indemnify and hold harmless each of Seller and its directors, officers and affiliates (collectively, "Buyer Indemnitees"), and shall reimburse Buyer Indemnitees, for, from and against each and every claim, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Loss" or "Losses") imposed on or incurred by Buyer Indemnitees resulting from or arising out of (including without limitation, resulting from or arising out of any claim made by any third party) (a) a breach of Buyer's representations, warranties or covenants in this Agreement, (b) transactions, events, acts or omissions of or by Buyer relating to the Acquired Assets after the Closing or (c) the Assumed Liabilities.

     9.3 Indemnification by Seller. Except as otherwise expressly provided in this Article 9, Seller shall defend, indemnify and hold harmless each of Buyer and its directors, officers and affiliates (collectively, "Seller Indemnitees"), and shall reimburse Seller Indemnitees, for, from and against each and every Loss imposed on or incurred by Seller Indemnitees resulting from or arising out of (including without limitation, resulting from or arising out of any claim made by any third party) (a) a breach of Seller's representations, warranties or covenants in this Agreement or (b) transactions, events, acts or omissions of or by Seller relating to the Acquired Assets on or before the Closing.

     9.4 Notice and Defense of Third-Party Claims. If any action, claim or proceeding shall be brought or asserted under this Article 9 against any Buyer Indemnitee or Seller Indemnitee (in either case, an "Indemnified Person") in respect of any claim by a third party for which indemnity may be sought under this Article 9 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that (A) it is prejudiced by reason of such delay or failure, or (B) the Indemnified Person fails to give notice of its claim. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within thirty (30) days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the good faith defense of such action, claim or proceeding for the account of and at the expense of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 9 to the contrary notwithstanding, (a) the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person, and (b) the Indemnified Party shall not settle or compromise any action or claim or consent to the entry of any judgment, except where the Indemnifying Person has failed to assume the defense of such action or claim, and then only with the prior consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person.

     9.5 Limitation of Remedies. Buyer acknowledges and agrees that absent fraud its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 9. In furtherance of the foregoing, Buyer hereby waives, absent fraud by Seller, any and all rights, claims and causes of action it may have against Seller arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such relating to environmental matters or arising under or based upon common law or otherwise).

     9.6  Minimum; Maximum.  Notwithstanding the other provisions of this
Article 9 and absent fraud, neither party shall be required to indemnify the other unless all claims individually or in the aggregate of one party for indemnification, either actual or reasonably estimable, exceed a minimum amount of $75,000. If the claims of one party exceed such minimum, that party may seek indemnification for its entire claim, including such minimum amount. Notwithstanding the other provisions of this Article 9 and absent fraud, (a) the maximum amount of indemnity payments required to be made by Seller in respect of any individual or group of claims relating to any breach of a representation or warranty with respect to a category of Intellectual Property (e.g., GSM, PDC, Lode or IS-136) or any other breach of a representation or warranty shall be $2,500,000 and (b) the maximum amount payable by Seller for all claims of indemnification shall be $5,000,000.

     9.7  Escrow Arrangements.

          (a) Escrow Fund. Within one business day of the Closing, Seller shall deposit, in respect of a portion of the purchase price, $1,000,000 in cash (the "Escrow Account") with the Escrow Agent (defined below) as partial security for the indemnity obligations of Seller hereunder. The Escrow Amount will be deposited with Bank of America, (or other institution acceptable to Buyer and Seller) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Buyer's cost and expense. The Escrow Fund shall be available as partial security for the indemnity obligations of Seller set forth in this Article 9 and shall constitute Buyer's initial remedy with respect to such indemnity obligations. Buyer may not receive any funds from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $75,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Buyer may recover from the Escrow Fund the total of its Losses, including the first $75,000.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the sixth month anniversary of the Closing Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Buyer, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided in Section 9.7(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller the remaining portion of the Escrow Fund not required to satisfy such claims.

          (c)  Protection and Investment of Escrow Fund.

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) The Escrow Fund shall be invested by the Escrow Agent from time to time (x) in securities which at the date of such investments are direct obligations of, or obligations fully guaranteed by, the United States or any agency of the United States or bank certificates of deposit of a United States bank which is an affiliate of the Federal Reserve System and has a net worth of at least $100,000,000, in each case with maturities not in excess of 30 days, (y) in securities of corporate issuers having a short- term a credit rating in the two highest rating categories as determined by Moody's Investors Services or Standard & Poor's designated in writing by Seller to the Escrow Agent or (z) in such securities as Buyer and Seller shall mutually designate in writing delivered to the Escrow Agent. Any interest received with respect to such investments of the Escrow Fund shall be added to and shall constitute part of the Escrow Fund. The Escrow Agent shall have the right to sell securities in order to make payments and shall not be liable for any loss due to fluctuation in market value or penalties due to early redemption.

          (d)  Claims Upon Escrow Fund.

          Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate"): (A) stating that Buyer has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.7(e) hereof, deliver to Buyer out of the Escrow Fund, as promptly as practicable, an amount held in the Escrow Fund equal to such Losses.

          (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to Seller and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 9.7(d) hereof unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of funds from the Escrow Fund in accordance with
Section 9.7(d) hereof, provided that no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  Resolution of Conflicts; Arbitration.

               (i) In case Seller shall so object in writing to any claim or claims made in any Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Buyer or Seller may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Buyer and Seller shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.7(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 9.7(f), in any arbitra tion hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Buyer shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Buyer less than one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, Seller shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (g) Third-Party Claims. In the event Buyer becomes aware of a third-party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of Seller, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this Article 9 to the amount of any claim by Buyer against the Escrow Fund with respect to such settlement.

          (h)  Escrow Agent's Duties.

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and Seller, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for
(A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and Escrow Fund, and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and amounts held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (i) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Buyer promises to pay these sums upon demand.

                                ARTICLE 10

                           PAYMENT OF EXPENSES

     Except as specifically set forth otherwise in this Agreement, each of Buyer and Seller shall each pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel).

                                ARTICLE 11

                    TERMINATION, AMENDMENT AND WAIVER

     11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by mutual written consent of Seller and Buyer; or

          (b) by either Buyer or Seller if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to this Agreement by any governmental authority which would make consummation of such transactions illegal.

          (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of all or a portion of the Acquired Assets, or (ii) compel Buyer to dispose of or hold separate all or a portion of the Acquired Assets or other businesses of Buyer as a result of the transactions contemplated by this Agreement;

          (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within five (5) business days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within five (5) business days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

     11.2 Effect of Termination. In the event of termination of this Agreement by either Seller or Buyer as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors except as set forth in Section 6.1 and Article 10.

     11.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.4 Extension; Waiver. At any time prior to the Closing Date, Buyer or Seller, by such corporate action as shall be appropriate, may, among other things and to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made by the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                ARTICLE 12

                                 GENERAL

     12.1 Notices1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by overnight courier service, as follows:

               Seller:     TCSI Corporation
                           2121 Allston Way
                           Berkeley, California 94704
                           Attention:  Paul A. Farmer, Chief
                           Financial Officer
                           Fax:  (510) 649-3887

               Buyer:      Atmel Corporation
                           2325 Orchard Parkway
                           San Jose, California 95131
                           Attention:  Mike Ross, General Counsel
                           Fax:  (408) 436-4377

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid. Any such notice shall be deemed given when delivered personally, four days after being sent certified mail, postage prepaid, or the next business day if delivered by telecopy or overnight courier service.

     12.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     12.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     12.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement, except that Buyer may assign this Agreement, and any document, instrument or agreement executed pursuant to this Agreement to a successor to substantially all of its business.

     12.5 Merger. Except as set forth in the other documents, instruments or agreements executed in connection with this Agreement, this Agreement and the schedules referred to herein (a) set forth the entire understanding between the parties, (b) supersede all previous written or oral negotiations, commitments, understandings and agreements relating to the subject matter hereof (except the agreements regarding confidential information referred to in Section 6.9 hereof) and (c) merge all prior and contemporaneous discussions between the parties relating to the subject matter hereof. No party shall be bound by any definition, condition, representation, warranty or covenant or provision other than as contained herein or contemplated hereby.

     12.6 Bulk Sales. The parties hereto agree that the transactions contemplated hereby are not subject to the bulk transfer provisions of the California Commercial Code.

     12.7 Incorporation of Schedules. All schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     12.8 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

                                ARTICLE 13

                               DEFINITIONS

     13.1 Certain Definitions. The terms defined in this Section 13.1 shall, for all purposes of this Agreement, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          (a) "Affiliate" shall mean with respect to any person, a person that controls, is controlled by, or under common control with, such person.

          (b) "Buyer's Common Stock" shall mean the Common Stock of Atmel Corporation.

          (c) "Buyer's Shares" shall mean the shares of Buyer's Common Stock delivered pursuant to Section 2.1(a) hereof.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e)  "SEC" shall mean the Securities and Exchange Commission.

          (f) "Securities Act" shall mean the Securities Act of 1933, as amended.

     13.2 Other Definitions. In addition to the terms defined in Section 13.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the parties have each signed this Agreement, all as of the date first above written.


               TCSI CORPORATION


               By: /s/ Paul A. Farmer
               -------------------------------------
               Paul A. Farmer
               Chief Financial Officer

               ATMEL CORPORATION


               By: /s/ Mike Ross
               -------------------------------------
               Mike Ross
               Vice President and General Counsel

                                SCHEDULE 1

                               PCG BUSINESS

     TCSI's PCG Business consists of developing and implementing a portfolio of software products for communications semiconductor applications. The software typically contains modem, error correction and voice compression algorithms and is typically integrated into digital signal processors (DSP) in wireless hand held consumer products. The PCG Business also develops a DSP Integrated Circuit architecture known as "Lode." Lode is a DSP core that serves as the basis for application-specific integrated circuits that perform signal processing and communications functions. Lode is used to provide voice processing with low-power consumption for certain telecommunications applications.

                                EXHIBIT A

                           ASSUMPTION AGREEMENT


     This ASSUMPTION AGREEMENT is made, executed and delivered as of the 14th day of November 1996 and effective as of the 18th day of November 1996, by and between TCSI Corporation, a Nevada corporation (the "Seller"), and Atmel Corporation, a California corporation (the "Buyer").


                           W I T N E S S E T H

     WHEREAS, by Bill of Sale being executed and delivered by the Seller to the Buyer simultaneously herewith pursuant to an Asset Purchase and License Agreement between the Seller and the Buyer dated November 14th, 1996 (the "Agreement"), the Seller is selling, conveying, assigning, transferring and delivering to the Buyer all of the Acquired Assets (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement), for the consideration, in the amount and upon the terms and subject to the conditions contained in the Agreement; and

     WHEREAS, in consideration therefor, the Agreement requires that the Buyer undertake to assume and to agree to perform, pay or discharge certain limited obligations of the Seller.

     NOW, THEREFORE,

     1. In consideration of the sale, conveyance, assignment, transfer and delivery of the Acquired Assets by Seller to Buyer, the Buyer hereby undertakes, assumes and agrees to perform, to the extent not heretofore performed, the Assumed Liabilities, as described in Section 1.4 of the Agreement.

     2. The assumption by the Buyer of an obligation of the Seller shall not be construed to defeat, impair or limit, in any way, any rights, or remedies of the Buyer to contest or dispute in good faith the validity or amount thereof.

     3. Other than as specifically set forth above and in the Agreement, the Buyer assumes no liability of the Seller of any kind, character or description, including without limitation, liabilities based on tort, contract or other claims.

     4. Buyer agrees to indemnify and hold Seller, and its directors, officers, and affiliates, harmless against and in respect of any loss, cost, expense (including expenses of investigation), claim, liability, deficiency, judgment or damage, including reasonable legal and accounting fees and expenses incurred by Seller, its officers, directors, or affiliates, by reason of Buyer's failure to satisfy or discharge in a timely manner any of the Assumed Liabilities. This provision does not affect Buyer's rights and remedies, including without limitation Buyer's indemnification rights pursuant to the Agreement.

     5. This agreement shall be enforceable against and inure to the benefit of the successors and assigns of the Buyer and shall be enforceable against and inure to the benefit of the successors and assigns of the Seller.

     6. This agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of law rules.

                                EXHIBIT B

              BILL OF SALE AND GENERAL ASSIGNMENT OF ASSETS


     KNOW ALL MEN AND WOMEN BY THESE PRESENTS THAT:

     TCSI Corporation, a Nevada corporation ("Seller"), pursuant to that certain Asset Purchase and License Agreement dated as of November 14, 1996 (the "Agreement"), by and between the Seller and Atmel Corporation, a California corporation ("Buyer"), for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does, effective as of November 18, 1996, hereby grant, bargain, sell, convey, transfer, assign, set over and deliver to Buyer, its successors and assigns, all of Seller's right, title and interest in and to all of the Acquired Assets (capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement).

     TO HAVE AND TO HOLD all of the properties, assets and rights granted and transferred hereby, with the appurtenances thereof, unto Buyer, its successors and assigns forever, to it and their own use and benefit.

     For the consideration aforesaid, Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, for Seller and in its name and stead, or otherwise, but on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive from time to time, any and all properties hereby given, granted, bargained, sold, assigned, transferred, conveyed, set over, confirmed and delivered and give receipts and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute in the name of Seller or otherwise, but for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns, may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the properties hereby given, granted, bargained, sold, assigned, transferred, set over, conformed, delivered or conveyed, and to defend or compromise any or all actions, suits or proceedings in respect of any said properties and do all such acts and things in relation thereto as Buyer, its successors and assigns, shall deem advisable, Seller hereby declaring that the appointment made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner and for any reason.

     Seller for itself and its successors and assigns, does hereby covenant with Buyer, its successors and assigns, that Seller and its successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, bills of sale, transfers, assignments and conveyances, powers of attorney, conveying and confirming unto Buyer, its successors and assigns, all and singular, the properties hereby granted, sold, assigned, transferred, conveyed and delivered as Buyer, its successors or assigns, shall reasonably require, provided, however, that the Buyer, its successors and assigns shall prepare all necessary documentation in conformity with the terms and conditions of the Agreement.

     This Bill of Sale and General Assignment of Assets may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

                                EXHIBIT C

                           ASSIGNMENT OF PATENTS


          WHEREAS, TCSI Corporation, a Nevada corporation, having its principal place of business at 2121 Allston Way, Berkeley, California ("Assignor"), is the owner of the patents and patent applications as listed on Schedule A attached hereto; and

          WHEREAS, Atmel Corporation, a California corporation, having its principal place of business at 2325 Orchard Parkway, San Jose, California ("Assignee"), is desirous of acquiring the entire right, title and interest in and to said patents and patent applications;

          NOW, THEREFORE, be it known that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor has, subject to the last paragraph hereof, assigned and by these presents, does hereby sell, transfer, convey and assign unto Assignee the entire right, title, and interest in and to said patents and patent applications, including without limitation the right to recover for past infringement of said patents and patent applications.

          Assignor hereby covenants and agrees that Assignor shall forthwith upon Assignee's written request and at Assignee's sole expense take any and all steps and execute, acknowledge and deliver to the Assignee any and all instruments and assurances necessary or expedient in order to vest the patents and patent applications listed in Schedule A more effectively in Assignee.

          Assignor hereby confirms the representations and warranties contained in Sections 3.4, 3.7 and 3.11 of the Agreement.

          Assignor and Assignee agree that, notwithstanding any other provision of this Assignment of Patents, this Assignment of Patents shall be effective on and after November 18, 1996.

                                EXHIBIT D

                         ASSIGNMENT OF TRADEMARKS


     WHEREAS, TCSI Corporation, a Nevada corporation, having its principal place of business at 2121 Allston Way, Berkeley, California ("Assignor"), is the owner of the trademarks/service marks as listed on Schedule A attached hereto; and

     WHEREAS, Atmel Corporation, a California corporation, having its principal place of business at 2325 Orchard Parkway, San Jose, California ("Assignee"), is desirous of acquiring said trademarks/service marks together with the good will of the business with which said trademark/service marks are used and which are symbolized by said marks and any and all registrations and applications for registration of said marks;

     NOW, THEREFORE, be it known that for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor has, subject to the last paragraph hereof, assigned and by these presents, does hereby sell, transfer, convey and assign unto Assignee the entire right, title, and interest in and to said marks, all registrations and all applications for registration of said marks, including without limitation the right to recover for past infringement of said marks, and the good will of the business in connection with which said marks are used and which are symbolized by said marks.

     Assignor hereby covenants and agrees that Assignor shall forthwith upon Assignee's written request and at Assignee's sole expense take any and all steps and execute, acknowledge and deliver to the Assignee any and all instruments and assurances necessary or expedient in order to vest the items listed in Schedule A more effectively in Assignee.

     Assignor hereby confirms the representations and warranties contained in Sections 3.4, 3.7 and 3.11 of the Agreement.

     Assignor and Assignee agree that, notwithstanding any other provision of this Trademark Assignment, this Trademark Assignment shall be effective on and after November 18, 1996.

                                EXHIBIT E

                         ASSIGNMENT OF COPYRIGHTS


     WHEREAS, TCSI Corporation, a Nevada corporation, having its principal place of business at 2121 Allston Way, Berkeley, California ("Assignor"), owns all right, title and interest in original works (whether regarded as literary works or computer programs under applicable law) relating to certain products designed and manufactured by Assignor, including, but not limited to, those listed on Schedule A attached hereto (collectively, the "Work"); and

     WHEREAS, Atmel Corporation, a California corporation having its principal place of business at 2325 Orchard Parkway, San Jose, California ("Assignee"), desires to obtain the entire right, title, and interest in, to and under the Work including the copyright(s) thereof;

     NOW, THEREFORE, for good and valuable consideration paid by the Assignee to the Assignor simultaneously herewith, receipt of which is hereby acknowledged by the Assignor, and for other good and valuable consideration, the said Assignor, subject to the penultimate paragraph hereof;

     Assignor hereby assigns, transfers and sets over unto the Assignee the entire right, title, and interest in and to the Work, the entire right, title and interest in and to any and all statutory or common law copyrights or copyright registrations covering the Work, including: any and all renewals and extensions of those copyrights that may be secured under the laws now or hereafter in force in the United States and throughout the world; any and all causes of action heretofore accrued in the Assignor's favor for infringement of the aforesaid copyright(s); and any and all rights, including but not limited to, the rights to reproduce the Work in copies or other embodiment; to prepare derivative works based upon the Work; to distribute copies or other embodiments of the Work to the public by sale or other transfer of ownership, or by rental, lease or lending; to perform the Work publicly; and to display the Work publicly;

     To have and to hold the same unto the Assignee, its successors, legal representatives and assigns, for and during the existence of all copyright(s) and any and all renewals and extensions thereof absolutely and forever; and Assignor hereby authorizes and requests the Register of Copyrights of the United States, and any official of any country or countries foreign to the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue copyright registrations or similar indicia of copyright, to issue such copyright, registrations for said Work to Assignee, its successors, legal representatives and assigns.

     Assignor hereby confirms the representations and warranties contained in Sections 3.4, 3.7 and 3.11 of the Agreement.

     Assignor hereby covenants and agrees that Assignor shall forthwith upon Assignee's written request and at Assignee's sole expense take any and all steps and execute, acknowledge, and deliver to the Assignee any and all further instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee.

     Assignor hereby constitutes and appoints the Assignee its true and lawful attorney-in-fact with full power of substitution, in Assignor's name and stead, but for the Assignee's benefit, to take any and all steps (including proceeding at law, in equity or otherwise), and to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest the aforesaid Work and copyright(s) and causes of action more effectively in the Assignee, or to protect the same, or to enforce any claim or right of any kind with respect thereto. The Assignor hereby declares that the foregoing power is coupled with an interest and is irrevocable.

     Assignor and assignee agree that, notwithstanding any other provision of this Copyright Assignment, this Copyright Assignment shall be effective on and after November 18, 1996.

                                EXHIBIT F

                          SHAREHOLDER AGREEMENT

     THIS AGREEMENT is made and entered into as of November 14, 1996, between Atmel Corporation, a California corporation ("Atmel"), and TCSI Corporation, a Nevada corporation ("TCSI"). All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

                                RECITALS:

     Atmel and TCSI have entered into an Asset Purchase Agreement dated as of November 13, 1996 (the "Purchase Agreement") which provides for the sale by TCSI of the Acquired Assets to Atmel in exchange for 335,000 shares of Common Stock of Atmel (the "Atmel Stock"). The Atmel Stock to be so issued has not been registered under the Securities Act of 1933, as amended ("Securities Act") in reliance upon the exemption therefrom provided by in
Section 4(2) of the Securities Act.

     In consideration of the premises and the mutual representa tions, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

     1.   Restricted Stock; Legend.

          1.1 Each certificate for shares of Atmel Stock shall be stamped or otherwise imprinted with a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES ARE SUBJECT TO AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

          1.2 In connection with the limitations on disposition with respect to the Atmel Stock contained in this Agreement, Atmel will issue stop transfer instructions to its transfer agent with respect to such shares.

          1.3 TCSI understands that Atmel is under no obligation to register the sale, transfer or other disposition of Atmel Stock, except as specifically provided in this Agreement.

          1.4 In connection with any sales by TCSI of the shares of Atmel Stock in compliance with the limitations on disposition set forth in this Agreement, Atmel agrees to notify its transfer agent that the legend set forth in Section 1.1 may be removed from such shares of Atmel Stock being sold by TCSI at the time of such sales.

     2. TCSI's Representations. TCSI represents, warrants and covenants to Atmel that:

          2.1 The Purchase Agreement has been made with TCSI in reliance upon TCSI's representation to Atmel, which by TCSI's execution of this Agreement TCSI hereby confirms, that the Atmel Stock to be acquired by TCSI will be acquired for investment for TCSI's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

          2.2 TCSI understands that the shares of Atmel Stock to be issued under the Purchase Agreement are not registered under the Securities Act on the ground that the sale provided for in the Purchase Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to
Section 4(2) thereof, and that Atmel's reliance on such exemption is based on TCSI's representations set forth herein.

          2.3 TCSI believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Atmel Stock. TCSI further represents that it has had an opportunity to ask questions and receive answers from Atmel regarding the business, properties, prospects and financial condition of Atmel and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

          2.4 TCSI is experienced in evaluating and investing in securities and acknowledges that is able to fend for itself, can bear the economic risk of acquiring the Atmel Stock, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Atmel Stock.

          2.5 TCSI understands that the Atmel Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely. TCSI covenants that, except to the extent the restrictions set forth in Section 1.1 are waived by Atmel, TCSI shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in such legend. TCSI agrees to provide Atmel with notice of any sale of Atmel Stock no later than immediately prior to placing an order with a broker or, if not sold through a broker, at the time of closing an agreement to sell such shares, and, to the extent practicable, TCSI will use its best efforts to provide Atmel 48 hours advance notice of any such sale.

          2.6 TCSI will not make any sale, transfer, or other disposition of Atmel Stock unless (i) such sale, transfer, or other disposition is within the limitations of and in compliance with Rule 144 under the Securities Act, or (ii) some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of Atmel Stock, or (iii) such distribution of Atmel Stock has been registered under the Securities Act.

          2.7 TCSI is aware of Atmel's business affairs and financial condition and has sufficient information about Atmel to reach an informed and knowledgeable decision to acquire the Atmel Stock in the transaction contemplated by the Purchase Agreement. TCSI acknowledges it has previously received Atmel's Annual Report to Shareholders for the fiscal year ended December 31, 1995, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and a copy of its Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 1996, and that it has had the opportunity to receive additional information concerning Atmel. TCSI is acquiring the Atmel Stock for investment and not with a view to resale or distribution.

          2.8 TCSI agrees to accurately complete and execute the Questionnaire attached hereto as Exhibit A as promptly as possible after receipt from Atmel of the draft of the Form S-3 registration statement contemplated to be filed as set forth in Section 4 of this Agreement, and in any case, prior to Atmel's filing of such Form S-3.

     3. Transfers of Atmel Stock. With respect to any disposition or attempted disposition of any shares of Atmel Stock, TCSI will comply with the following procedure:

          3.1 With respect to any sale of Atmel Stock made pursuant to Rule 144, TCSI will provide Atmel with copies of appropriate documentation evidencing compliance with Rule 144.

          3.2 With respect to a proposed disposition of Atmel Stock not registered under the Securities Act and other than pursuant to Rule 144, TCSI will give prior written notice to Atmel describing the manner and circumstances of the proposed disposition in sufficient detail to enable Atmel to evaluate whether the proposed disposition of such shares satisfies the requirements of the Securities Act and this Agreement. Upon receipt of such written notice, Atmel shall promptly notify TCSI either (i) that the Atmel Stock may be disposed of in the manner and under the circumstances described, or (ii) that on the basis of the information provided the Atmel Stock may not be disposed of prior to the receipt by Atmel of an opinion of counsel reasonably satis factory to Atmel and its counsel to the effect that the proposed disposition of Atmel Stock may be effected without registration under the Securities Act, or in lieu thereof, a "no action" letter or other communication from the Commission reasonably satisfactory to Atmel and its counsel to that effect.

          3.3 With respect to a disposition of Atmel Stock registered under the Securities Act, TCSI will dispose of such Common Stock as provided in the Form S-3 registration statement.

     4.   Registration Rights.

          4.1 Certain Definitions. As used in this Section 4, the following terms shall have the following meanings:

               (a) The term "Commission" means the Securities and Exchange Commission;

               (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended;

               (c) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Atmel with the Commission;

               (d) The terms "register", "registered" and "regis tration" refer to preparing and filing a registration statement covering the resale of the Atmel Stock in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

               (e) The term "Registrable Securities" means the Atmel Stock issued to TCSI pursuant to the Purchase Agreement, and any other shares of Atmel Common Stock issued in respect thereof by way of a stock dividend, stock split, recapitalization or similar distribution; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

               (f) The term "Restricted Securities" means the shares of Atmel Stock required to bear the legend set forth in Section 1.1 hereof; and

               (g) The term "Securities Act" means the Securities Act of 1933, as amended.

          4.2  Registration on Form S-3.     Within 3 business days
following the Closing Date (as defined in the Purchase Agreement), Atmel will file a registration statement to register the Atmel Stock issued to TCSI pursuant to the Purchase Agreement, and will use its best efforts to have such registration statement become effective and to keep such registration statement effective for the lesser of 90 days or until TCSI has informed Atmel in writing that the distribution of such securities has been completed; provided, however, that, TCSI agrees, by acquisition of the Atmel Stock, that:

               (a) Upon receipt of any notice from Atmel of (i) the happening of any event which makes any statements made in the registration statement or related prospectus filed pursuant to this Section 4, or any documents incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) that, in the judgment of Atmel's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about Atmel that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then TCSI will forthwith discontinue, for a period not to exceed sixty (60) days, disposition of such Atmel Stock covered by such registration statement or prospectus until it is advised in writing by Atmel that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Atmel shall use its reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable.

               (b) TCSI shall provide all such information and materials to Atmel and take all such action as may be required in order to permit Atmel to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Atmel pursuant to this Agreement. TCSI will effect the sale of the Registrable Securities through Alex. Brown & Sons Incorporated or other broker to be selected by TCSI with the approval of Atmel, which approval will not be unreasonably withheld. The offerings made pursuant to such registration shall not be underwritten.

          4.3  Registration and Selling Expenses.  For purposes of this
Section 4, "Registration Expenses" means all expenses incurred in connection with the registration or qualification of the Atmel Stock pursuant to this Section 4, including, without limitation, all registration, filing and qualification fees, printing expenses, transfer agent and registration fees, and fees and disbursements of counsel for Atmel. "Selling Expenses" means all underwriting discounts and commissions or broker fees and commissions applicable to the sale of Registrable Securities, and any fees and disbursements of counsel to TCSI in connection with the registration and sale of such securities. All Registration Expenses incurred in connection with the registration of the Atmel Stock pursuant to Section 4.2 will be borne by Atmel, and all Selling Expenses will be borne by TCSI.

          4.4 Information by TCSI. TCSI will furnish to Atmel such information regarding TCSI and the distribution of the Atmel Stock as Atmel may reasonably request in connection with the registration referred to in this Section 4. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, Atmel will give TCSI and its counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

          4.5 Transfer of Registration Rights. The registration rights granted to TCSI under this Section 4 are solely for the benefit and use of TCSI and are not transferable to any other person or entity, except a transfer by operation of law to a successor entity.

     5.   Obligations of Atmel.

          5.1 Subject to the limitations of Sections 2, 3 and 4 above, Atmel shall (i) prepare and file with the Commission the Form S-3 registration statement in accordance with Section 4.2 hereof with respect to the shares of Registrable Securities; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in each such registration statement for 90 days; (iii) furnish to TCSI such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents as TCSI may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Atmel shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as TCSI shall reasonably request (provided that Atmel shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

          5.2 Atmel shall notify TCSI, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post- effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by Atmel of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Atmel may, upon the happening of any event (i) of the kind described in clauses B, C, D, or E hereof, or (ii) that, in the judgment of Atmel's Board of Directors, renders it advisable to suspend use of the prospectus for no more than sixty (60) days due to pending corporate developments, public filings with the Commission or similar events, suspend use of the prospectus on written notice to TCSI, in which case TCSI shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to TCSI or until TCSI is advised in writing by Atmel that the use of the applicable prospectus may be resumed. Atmel shall use its rea sonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Atmel shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable time. Atmel shall, upon the occurrence of any event contemplated by clause E above, prepare a supplement or post- effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          5.3 In connection with any offering of shares of Registrable Securities registered on Form S-3 pursuant to this Agreement, Atmel shall instruct the transfer agent and registrar of the Atmel Common Stock to remove the restricted legend and release any stop transfer orders with respect to the shares of Registrable Securities being sold.

          5.4 Atmel shall apply for listing on the Nasdaq National Market the shares of Registrable Securities registered on Form S-3 pursuant to this Agreement.

     6. Availability of Form S-3. Atmel represents that it believes it is currently eligible to utilize Form S-3 and currently believes that there is no material nonpublic information which would preclude it from filing a registration statement on Form S-3.

     7.   Indemnification.

          7.1 Indemnification by the Company. To the extent permitted by law, Atmel will indemnify and hold harmless TCSI, and each person, if any, who controls TCSI within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in a registration statement hereunder, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to TCSI or such controlling person any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by TCSI expressly stated for use in connection with such registration.

          7.2  Indemnification by TCSI.   To the extent permitted by law,
TCSI will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by TCSI expressly stated for use in connection with such registration; and each TCSI will pay any legal or other expenses as such expenses are incurred by any person intended to be indemnified pursuant to this Section 7.2, in connection with investigating, defending or settling any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of TCSI, which consent shall not be unreasonably withheld; provided further, that, in no event shall any indemnity by TCSI under this Section 7.2 exceed the gross proceeds from the offering received by TCSI.

          7.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 unless the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

     8.   Notices.      All notices and other communications pursuant to
this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or notice by telecopier, on the date of such delivery or transmission, (B) in the case of overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the mail containing such communication is posted:

          To Atmel:    Atmel Corporation
                       2325 Orchard Parkway
                       San Jose, CA  95131
                       Attention: Mike Ross
                       Telephone: (408) 441-0311
                       Telecopy:  (408) 436-4377

          To TCSI:     TCSI Corporation
                       2121 Allston Way
                       Berkeley, CA 94704
                       Attention: Paul A. Farmer
                       Telephone: (510) 649-3446
                       Telecopy:  (510) 649-3887

     9.   Miscellaneous.

          9.1 This Agreement shall be binding upon and shall inure to the benefit of Atmel and TCSI and their respective successors in interest.

          9.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          9.3 This Agreement may be executed in counterparts, and all of such counterparts, taken together, shall constitute a single instrument.

          9.4 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement or any term hereof may only be amended, waived or discharged by a written instrument signed by Atmel and TCSI.

                                EXHIBIT A

                            ATMEL CORPORATION

                        S-3 Registration Statement

                    SELLING SHAREHOLDER QUESTIONNAIRE

                            November __, 1996


     PLEASE COMPLETE AND SIGN THE QUESTIONNAIRE AND RETURN IT TO MIKE ROSS, ATMEL CORPORATION, 2325 ORCHARD PARKWAY, SAN JOSE, CALIFORNIA 95131. WHERE SUPPLEMENTARY INFORMATION IS REQUESTED, KINDLY ANNEX THE SAME TO THIS QUESTIONNAIRE. IF ANY QUESTION IS INAPPLICABLE, SO INDICATE, BUT PLEASE RESPOND TO ALL QUESTIONS. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT MIKE ROSS AT (408) 441-0311.

     B.  General Information.

     1. The numbers of shares shown in the Registration Statement represent the total number of the shares of Atmel Stock held by TCSI. Are the numbers of shares of Atmel Stock listed opposite your name in the Prospectus correctly stated?

     Yes _______

     No _______, the correct number(s) should be:

     2. Do you intend to include in the Registration Statement, for potential sale, the total number of shares of Atmel Stock set forth after your name on page __ of the Prospectus?

     Yes _______

     No, the number to be included should be _______

     3. Are all shares of Atmel Stock to be included in the Registration Statement to be offered for your account?

     Yes _______                No _______

     4. If the answer to Question 3 was "No," please described below the number of shares of Atmel Stock to be offered for the account of another person or organization, the name and address of such person or organization, and the reasons for such proposed action:






     5. Describe any discounts or commissions, other than usual broker's commissions, to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with any sales of Atmel Stock pursuant to the Registration
Statement:




     6. Please indicate the proposed method(s) by which shares of Atmel Stock to be sold pursuant to the Registration Statement will be sold (more than one may be checked):

     _In the over-the-counter market at prices prevailing at the time of sale

     _Directly through privately negotiated transactions

     _Privately negotiated transactions through brokers

     C.   Representations and Covenants of TCSI.

     TCSI hereby represents, warrants, covenants, and agrees with Atmel that:

     (1) TCSI has not taken and will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security issued by Atmel to facilitate the sale or resale of any of Atmel's securities in violation of Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, copies of which are attached hereto. TCSI will effect transactions in Atmel's securities only within the confines of such rules and such other federal or state securities laws as may be applicable. TCSI has not, and will not without the prior written consent of Atmel, during the period any securities are being offered for the account of TCSI under the Registration Statement filed by Atmel including any amendments thereto, directly or indirectly, purchase, bid for or induce (or attempt to induce) any other person to purchase any of Atmel's Common Stock or Atmel's securities convertible into such Common stock unless such action by TCSI is specifically permitted under any of the exemptions set forth in Rule 10b-6 under the Securities and Exchange Act of 1934, and TCSI has not and will not pay or offer to pay any person any compensation for soliciting purchases of Atmel's Common Stock or Atmel's securities convertible into such Common Stock, except for ordinary brokerage commissions to be paid to any broker or dealer effecting the sale of securities being offered for its account under the Registration Statement.

     (2) Until all securities being offered for its account under the Registration Statement are sold, TCSI will not disseminate any information concerning Atmel other than through the most recent Prospectus included in the most recent Registration Statement filed with the Securities and Exchange Commission. TCSI is aware of its duty to deliver a Prospectus in connection with each sale by it of shares of Atmel Stock under the Registration Statement. TCSI will inform any broker or dealer requested by TCSI to effect the sale of any securities being offered for its account under the Registration Statement, that such securities are part of a distribution of Atmel's securities which is covered by that Prospectus, and that such broker or dealer may be subject to the provisions of Rules 10b- 6 and 10b-7 under the Securities Exchange Act of 1934 during the period TCSI sells or offers to sell such securities. In addition, TCSI will furnish any such broker or dealer with such number of copies of the Prospectus as such broker or dealer may reasonably require.

     (3) TCSI will not make any sales of its securities covered by the Registration Statement other than within the conditions set forth herein and will notify Atmel upon the completion of any and all sales of its securities covered by the Registration Statement.

     (4) TCSI has received a copy of the Registration Statement and has reviewed the Registration Statement and will review any amendments thereto promptly after receipt thereof and agrees to inform Atmel of any material misstatements or omissions of fact known and relating to TCSI.

     The above information is supplied by TCSI, and TCSI understands that such information has been furnished specifically for use in a Registration Statement and may be submitted by Atmel to the Securities and Exchange Commission and the NASD. TCSI will immediately notify Atmel of any changes in the above information from the date of signature until the conclusion of the offering of securities to be made under the Registration Statement.

     Date: _______, 1996


                    TCSI CORPORATION


                    By: /s/ Paul A. Farmer
                    -------------------------------------
                    Paul A. Farmer
                    Chief Financial Officer

         TCSI TO LICENSE WIRELESS TECHNOLOGY TO ATMEL CORPORATION

For additional information contact:

TCSI Corporation
Investor Inquiries:
     Leigh Salvo - (510) 649-3800

Atmel Corporation
Press Inquiries:
     Kris Chellam - (408) 436-4360

BERKELEY, California - November 15, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, today announced that Atmel Corporation (Nasdaq: ATML) has signed an agreement to perpetually license the intellectual property associated with TCSI's wireless technology. Accordingly, TCSI will no longer market this technology. As part of the agreement, Atmel will hire certain development and support personnel, purchase related equipment and furniture, and perform the support requirements of the currently installed wireless customer base. TCSI received approximately $10 million of Atmel Common stock for this transaction.

TCSI's wireless technology includes a portfolio of software products for communications semiconductor applications. The software is typically integrated into digital signal processors (DSP) in wireless hand held consumer products.

"Being a part of the emerging wireless industry has generally been a rewarding and integral part of TCSI's history. However, we believe this agreement enables the Company to strengthen its focus on its network and service management software technology for the telecom industry," said Roger Strauch, TCSI's president and chief executive officer. "We are confident that Atmel will successfully advance the development and deployment of sophisticated wireless solutions utilizing the intellectual property licensed from TCSI."

"We believe that TCSI's wireless technology will complement Atmel's product and process expertise to deliver integrated solutions to our customers in the wireless communications market," said George Perlegos, Atmel's president and chief executive officer.

Atmel Corporation
Headquartered in San Jose, California, with principal manufacturing facilities in Colorado Springs, Colorado and in Rousset, France, Atmel designs, develops, manufactures, and markets on a worldwide basis Flash, EEPROMs, and EPROMs, as well as programmable logic, microcontrollers, and application-specific devices. Atmel product and financial information can be retrieved from its Fax-on-Demand service. In North America call 1-(800) 29 ATMEL / 1-(800) 292-8635. International, from a fax phone, call 1-(408) 441-0732. You can send your request via e-mail to literature@atmel.com or visit Atmel's Web site at http://www.atmel.com

TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

                                   ####